UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   February 11, 2020

Fearless Films, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-31441	33-0921357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

467 Edgeley Blvd., Unit 2, Concord, ONT L4K 4E9 Canada
(Address of principal executive offices)

Registrant's telephone number, including area code: (888) 928-0184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

When used in this Current Report on Form 8-K, the terms “Company”, “Fearless Films,” “FERL”, “we,” “us,” “our” and similar terminology, reference Fearless Films, Inc.

Item 8.01  Other Events.

On February 18, 2020, we issued a press release announcing the Fearless Films Form S-1 registration statement was declared effective on February 11, 2020. The registration completes the requirements for the previously announced funding facility with Crown Bridge Partners, LLC and makes available to the Company up to $5.0 million in equity financing.

We plan to use proceeds from the funding facility to enhance our balance sheet through the acquisition of a film library, to enable the Company to participate as a partner with other film producers, and to complete our own film projects. We may also use funds to repay current debt and for general corporate purposes.

Annexed hereto as Exhibit 99.1 is a copy of the press release dated February 18, 2020 announcing the effectiveness of the registration statement.

Cautionary Note About Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Any “safe harbor under this Act does not apply to a “penny stock” issuer, which definition would include the company.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fearless Films, Inc.

Date: February 18, 2020	By: /s/ Dennis dos Santos
Dennis dos Santos
Chief Executive Officer